Exhibit 99.1

      NeoMagic(R) Corporation Reports Second Quarter Fiscal 2005 Results

    SANTA CLARA, Calif., Aug. 19 /PRNewswire-FirstCall/ -- NeoMagic Corporation (Nasdaq: NMGC), a pioneer in Applications Processors for multimedia-rich mobile phones and other wireless handheld systems, today reported its second quarter fiscal year 2005 financial results. Net sales for the second quarter of fiscal 2005, ended July 31, 2004, were $1.0 million, compared to net sales of $651 thousand for the first quarter of fiscal 2005. Net loss for the second quarter of fiscal 2005 was $6.7 million, or a loss of $0.20 per share, compared to a net loss of $7.0 million, or a loss of $0.22 per share, in the first quarter of fiscal 2005. Cash, cash equivalents and short-term investments totaled $31.3 million at July 31, 2004.

    "Though the business environment has been challenging over the last few months, NeoMagic continues to make strides. Design win programs are progressing across all of our MiMagic product lines and we are eager to see mobile phones with our chips begin to hit the market later this year," said Prakash Agarwal, president and chief executive officer of NeoMagic. "In fact, during the quarter we received samples of the first two complete mobile phones based on the MiMagic 5 Applications Processor. This is a key milestone for the company and we look forward to completing additional programs in the coming quarters."

    Conference Call Highlights

    Second quarter fiscal 2005 highlights and fiscal 2005 expectations to be covered on NeoMagic's quarterly conference call include, but are not limited to, the following:

    -- There are four MiMagic 5 customers working on a total of six active MiMagic 5 programs.
    -- One of the active MiMagic 5 programs is with TCL Corporation, the second largest handset OEM in China. TCL announced a joint venture with Alcatel in April to expand its distribution channel throughout Europe.
    -- Other active MiMagic 5 designs include wins with as yet unannounced customers in Taiwan and China.
    -- NeoMagic and its customers continue to work on the four MiMagic 6 programs that have been announced to date. The first of these is for a 3D gaming phone with Pantech & Curitel, the third largest handset manufacturer in Korea, which is currently expected to ship in the summer of 2005.
    -- In addition to these programs, NeoMagic added two new MiMagic 6 programs during the quarter. Both of these programs are for Linux feature phones.
    -- NeoMagic expects third quarter fiscal 2005 revenue to remain around
$1 million.

    Dial-in Information

    NeoMagic will hold its second quarter fiscal 2005 conference call to discuss the information contained in this press release today at 2:00 p.m. PDT (5:00 p.m. EDT). The call can be accessed via the Internet at www.neomagic.com, "Investor Resources." The call can also be accessed by dialing 800-419-0128 in the US and 703-464-5612 internationally. There is no pass code. There will be an audio replay through August 26, 2004, which can be accessed by dialing 888-266-2081 in the US and 703-925-2533 internationally. The pass code is 537099.

    About NeoMagic

    NeoMagic Corporation, based in Santa Clara, California, enables new generations of handheld systems with its Applications Processors that are designed to offer the lowest power, smallest form-factor and best multimedia features and performance. The company is a pioneer in the integration of complex logic, memory and analog circuits into single-chip solutions. Information on the company may be found on the World Wide Web at www.neomagic.com.

    This press release contains forward-looking statements within the meaning of the Securities Act of 1933, including statements regarding the expectations for product sales and new product and technology development efforts.
Examples of forward-looking statements include expectations for future revenue growth, expenses, our cash position, market developments and visibility, and the introduction of customer devices using NeoMagic products to the market. These statements reflect current expectations. However, actual events and results could vary significantly based on a variety of factors including but not limited to customer acceptance of NeoMagic products, the market acceptance of mobile phones developed and marketed by customers that use the Company's products, the acceptance of advanced multimedia services on mobile phones, the Company's ability to execute product and technology development plans on schedule, and the Company's ability to access advanced manufacturing technologies in sufficient capacity without significant cash pre-payments or investment. Additional risks that could affect the Company's future operating results are more fully described in the Company's most recent annual report on Form 10-Q and our other filings with the United States Securities and Exchange Commission (SEC), and are available online at http://www.sec.gov. NeoMagic may, from time to time, make additional written or oral forward-looking statements, including statements contained in filings with the SEC and reports to shareholders. NeoMagic does not undertake the obligation to update any forward-looking statements that may be made by or on behalf of the company.

    NOTE: NeoMagic, and the NeoMagic circle logo are registered trademarks, and MiMagic is a trademark, of NeoMagic Corporation. All other trademarks are the property of their respective owners. NeoMagic disclaims any proprietary interest in the marks and names of others.


     NEOMAGIC CORPORATION
     CONSOLIDATED CONDENSED STATEMENTS OF OPERATIONS
     (In thousands, except per share data)
     (Unaudited)

                                     Three Months Ended      Six Months Ended
                                July 31,  April 30, July 31, July 31, July 31,
                                  2004      2004     2003      2004      2003

    Net sales                    $1,041     $651     $222    $1,692      $846

    Cost of sales                 1,044      715      419     1,759     1,007
    Gross loss                       (3)     (64)    (197)      (67)     (161)

    Operating expenses:

    Research and development      4,819    4,868    4,490     9,687     9,509
    Sales, general and
     administrative               1,880    2,140    1,767     4,020     3,544

    Total operating expenses      6,699    7,008    6,257    13,707    13,053

    Loss from operations         (6,702)  (7,072)  (6,454)  (13,774)  (13,214)

    Other income                     92      103      168       195       379
    Interest expense                (53)     (24)     (73)      (77)     (160)

    Loss before income taxes     (6,663)  (6,993)  (6,359)  (13,656)  (12,995)

    Income tax provision              7        7        6        14         6

    Net loss                    $(6,670) $(7,000) $(6,365) $(13,670) $(13,001)

    Basic and diluted net loss
     per share                   $(0.20)  $(0.22)  $(0.21)   $(0.42)   $(0.43)

    Weighted common shares
     outstanding                 32,549   32,077   30,457    32,304    30,367



     NEOMAGIC CORPORATION
     CONSOLIDATED CONDENSED BALANCE SHEETS
     (In thousands, except per share data)
     (Unaudited)

                                             July 31,    April 30, January 31,
                                              2004        2004         2004
    ASSETS

    Current assets:
    Cash and cash equivalents                 $7,731      $7,310     $12,342
    Short-term investments                    23,595      29,394      30,240
    Accounts receivable, net                      14         145         384
    Inventory                                    501         666         102
    Other current assets                       1,173       1,307         974
    Total current assets                      33,014      38,822      44,042

    Property, plant and equipment, net         3,160       3,656       3,302
    Other assets                               2,893       3,370       3,517

    Total assets                             $39,067     $45,848     $50,861

    LIABILITIES AND STOCKHOLDERS' EQUITY

    Current liabilities:
    Accounts payable                          $1,694      $1,178      $1,344
    Compensation and related benefits          1,201       1,506       1,257
    Income taxes payable                       3,672       3,675       3,675
    Other accruals                               259         265         203
    Current portion of capital lease
     obligations                               1,488       1,971       1,756
    Total current liabilities                  8,314       8,595       8,235

    Capital lease obligations                  1,105       1,642         799

    Stockholders' equity:
    Common stock                                  33          32          32
    Additional paid-in-capital                91,954      91,212      90,496
    Deferred compensation                       (480)       (458)       (535)
    Accumulated other comprehensive loss         (29)        (15)         (6)
    Accumulated deficit                      (61,830)    (55,160)    (48,160)
    Total stockholders' equity                29,648      35,611      41,827

    Total liabilities and stockholders'
     equity                                  $39,067     $45,848     $50,861

SOURCE  NeoMagic Corporation
    -0-                             08/19/2004
    /CONTACT: Willa McManmon, Director, Corporate Communications of NeoMagic Corporation, +1-408-486-3955/
    /Photo:  NewsCom:  http://www.newscom.com/cgi-bin/prnh/20020802/NMGCLOGO
              AP Archive:  http://photoarchive.ap.org
              PRN Photo Desk, +1-888-776-6555 or +1-212-782-2840/
    /Web site:  http://www.neomagic.com /
    (NMGC)

CO:  NeoMagic Corporation
ST:  California
IN:  CPR SEM
SU:  ERN CCA